FORM N-SAR

File No. 811-05038

Semi-Annual Period Ended June 30, 2016

Exhibit Index

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts

77Q1(e):	(i)	Amendment No. 1 to the Subadvisory Agreement, dated July 1, 2015, by and among Clearwater Investment Trust (the “Trust”), on behalf of the Clearwater Core Equity Fund, Clearwater Management Co., Inc. (the “Manager”) and AQR Capital Management, LLC (“AQR”) is contained herein by reference to the Trust’s Post-Effective Amendment No. 47 to its Registration Statement, as filed with the Securities and Exchange Commission (“SEC”) on April 29, 2016 (SEC Accession No. 0000897101-16-002263).
	(ii)	Amendment No. 2 to the Subadvisory Agreement, dated January 1, 2016, by and among the Trust, on behalf of Clearwater Core Equity Fund, the Manager and AQR is contained herein by reference to the Trust’s Post-Effective Amendment No. 47 to its Registration Statement, as filed with the SEC on April 29, 2016 (SEC Accession No. 0000897101-16-002263).
	(iii)	Amended and Restated Subadvisory Agreement, dated January 1, 2016, by and among the Trust, on behalf of the Clearwater Core Equity Fund, the Manager and Osterweis Capital Management is contained herein by reference to the Trust’s Post-Effective Amendment No. 47 to its Registration Statement, as filed with the SEC on April 29, 2016 (SEC Accession No. 0000897101-16-002263).